SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made and entered into as of June ___, 2011 (“Amendment Effective Date”), by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (“CSMC”), and Arrogene Nanotechnology, Inc., a California corporation (“ANTI”), under the following circumstances:

A.

CSMC and ANTI entered into a License Agreement dated December 23, 2009 (the “Agreement”), as amended by that First Amendment to License Agreement dated December 8, 2010 (“First Amendment”), whereby CSMC granted to ANTI a license in and to certain technology (as defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.

ANTI has requested and CSMC has agreed to modify certain terms set forth in the Agreement, including extending certain time periods and amending Schedules C, D, F and 2.7 thereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Recitals; Defined Terms.  The parties hereby acknowledge and agree that Recitals of this Second Amendment are true and accurate.  Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.

Amendments to Agreement.  The parties hereby agree to the following amendments:

(a)

Section 1.4 is hereby deleted in its entirety and replaced with the following:

“’Field of Use’ shall mean any human therapeutics, diagnostics (including diagnostic imaging products or algorithms or any components thereof), bioinformatics and any other human health care products and/or services, including new pharmaceutical products and/or non-prescriptive products, based on or utilizing the Patent Rights and/or Technical Information developed in the course of the Program.”

(b)

The time periods set forth in Sections 2.7(a) and 4.1 of the Agreement are hereby extended to September 1, 2011.

(c)

The following clause is hereby added to the end of the last sentence of Section 2.7:

“and/or (C) the closing of a reverse merger transaction through which Licensee will become a publicly traded company with shares listed on a United States-based stock exchange (the “Going Public Transaction”).

(d)

Licensee represents and warrants that the Going Public Transaction shall be consummated prior to September 1, 2011 and that in connection with the Going Public

1

Transaction, Licensee has received concurrent commitment letters providing for a total capital raise of $13,000,000 in equity to fund Licensee’s future operations, with a minimum of $2,000,000 and a maximum of $4,800,000 available immediately to Licensee upon consummation of the Going Public Transaction and the balance available to Licensee in tranches consistent with Licensee’s capital needs, including a minimum of $10,000,000 available to Licensee from the redemption of warrants issued in connection with the Going Public Transaction.  CSMC acknowledges and agrees that this funding structure, once successfully consummated, will be acceptable for purposes of satisfying the condition precedent set forth in Section 2.7(a) and CSMC agrees that such condition precedent shall have been satisfied in the event that the Going Public Transaction occurs on or before September 1, 2011.

(e)

CSMC acknowledges and agrees that Licensee issued to CSMC a stock certificate dated December 31, 2009 for 31,900 shares of voting common stock of Licensee (the “Initial Shares”).  The parties acknowledge and agree that in order to fully satisfy the condition precedent set forth in Section 2.7(b) (as further described in Section 4.2), promptly following the Going Public Transaction, Licensee shall issue to CSMC a stock certificate for additional shares of Licensee’s voting common stock (the “Additional CSMC Shares”), which, together with the Initial Shares, shall (i) have the economic equivalent of between $1,000,000 and $1,500,000 based on the valuation established for Licensee’s shares of voting common stock in connection with the Going Public Transaction, (ii) fully compensate CSMC for the actual costs and legal fees actually incurred by CSMC in connection with Prosecution, which amounted to $230,761.12 as of the Amendment Effective Date and which are described in Schedule 2.7 hereto, and (iii) be equal to ten percent (10%) of the total issued and outstanding shares of Licensee’s voting common stock as of the Amendment Effective Date.

(f)

The parties acknowledge and agree that the condition precedent set forth in Section 2.7(c) shall have been fully satisfied on the date on which the Additional CSMC Shares are issued and the Subscription Agreement for such Additional CSMC Shares has been fully executed by the parties thereto.

 (g)

The parties agree that once Licensee has issued the Additional CSMC Shares and no later than thirty (30) days following the consummation of the Going Public Transaction, Licensee shall deliver written notice to CSMC that Licensee has elected to exercise its rights under the Agreement along with the $40,000 non-refundable license fee described in Section 4.1 of the Agreement.

(h)

The following sentence shall be added at the end of Section 4.2:

“In the event that Licensee issues additional shares of its voting common stock following the consummation of the Going Public Transaction and prior to December 31, 2015, Licensee shall issue additional shares of its voting common stock to CSMC so that CSMC’s shares of Licensee’s voting common stock are equal to five percent (5%) of the then-total issued and outstanding shares of Licensee’s voting common stock.”

2

(i)

The following companies are hereby added to the list of Acceptable Assignees set forth in Schedule C to the Agreement:

Roche

BV Biosciences

Ventana Medical Systems

General Electric

Philips

Hologic

Siemens

Fuji

Carestream Health

Baxter

(j)

Schedule D to the Agreement is hereby deleted in its entirety and replaced with Schedule D attached hereto.

(k)

Schedule F to the Agreement is hereby deleted in its entirety and replaced with Schedule F attached hereto.

(l)

Schedule 2.7 to the Agreement is hereby deleted in its entirety and replaced with Schedule 2.7 attached hereto.

3.

Other Provisions.  This Amendment is a revision to the Agreement only, it is not a novation thereof.  Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.  Upon the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

4.

Reaffirmation of Representations and Warranties.  ANTI reaffirms each of its representations and warranties set forth in the Agreement as if such representations and warranties were set forth in full in this Amendment.  ANTI also acknowledges to CSMC that, as of the date of this Amendment, it is not in default under the Agreement, nor has it breached any of the provisions of the Agreement.  ANTI affirms to CSMC that, as of the date of this Amendment, it does not have any defenses, offsets or counterclaims against CSMC with respect to the Agreement.

5.

Further Assurances.  Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment to License Agreement as of the day and year first above written.

ARROGEN NANO TECHNOLOG , INC.

      By  /s/ Maurizio Vecchione

Maurizio Vecchione CEO

 CEDARS-SINAI MEDICAL CENTER

By:  Edward M. Prunchunas

Edward M. Prunchunas

Senior Vice President & CFO

By:  /s/ Richard S. Katzman

Vice President for Academic Affairs

SCHEDULE D

MILESTONES

Capitalized terms used in this Schedule D but not otherwise defined herein shall have the meanings set forth in the Exclusive License Agreement to which this Schedule D is attached (the “Agreement”).

1.

As provided in Section 2.7 of the Agreement, on or before September 1, 2011, Licensee shall have secured a capital and/or other form of financial commitment in the aggregate amount of at least Five Million Dollars ($5,000,000).

2.

On or before December 31, 2012, Licensee shall begin development or enter into a joint venture, licensing or sub-licensing or other business arrangement with a third party not an Affiliate of Licensee (collectively, “Arrangement”) to cause development of at least one (1) Product consistent with sound business practices.

3.

Licensee or its sub-licensees, joint venturers and/or Affiliates shall expend at least Five Hundred Thousand Dollars ($500,000) (in the aggregate) toward the development or promotion of the sale of the Products based on the Patent Rights and/or the Technical Information, commencing on the Effective Date and continuing through and including December 31, 2012, and at least One Million Dollars ($1,000,000) (in the aggregate) annually thereafter for further development or promotion of the sale of Products through and including December 31, 2013.

4.

Licensee shall provide to CSMC at least One Hundred Fifty Thousand Dollars ($150,000) (in the aggregate) within at least a four (4) year period commencing on the Effective Date to fund the research and development of the Patent Rights and Technical Information.  In this regard, Licensee acknowledges and agrees that twenty-five percent (25%) of any such funding will be allocated by CSMC to its overhead in connection with any such research and development.

5.

On or before December 31, 2013, Licensee shall have commenced (either on its own, or through an Acceptable Assignee) a clinical trial or trials in connection with at least one intended commercial use of a Product.

SCHEDULE F

CAPITALIZATION OF LICENSEE

In accordance with Licensee’s Amended and Restated Articles of Incorporation (the “Articles”), filed with the California Secretary of State on December 22, 2009, Licensee is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that Licensee is authorized to issue is 110,000,000. The total number of shares of common stock authorized to be issued is 100,000,000, no par value (the “Common Stock”).  The total number of shares of preferred stock authorized to be issued is 10,000,000, no par value, all of which are designated as the “Series A Preferred Stock”.

Series A Preferred Stock  - Each share of Series A Preferred Stock is convertible into 10 shares of Common Stock.  As of the Amendment Effective Date, the Series A Preferred Stock is held by the following persons in the following amounts:

Shareholder	Number of Shares	Price Paid for Shares	Percent
Julia Ljubimova	370,000	$370	35.92%
Keith Black	230,000	$230	22.33%
Alex Ljubimov	70,000	$70	6.80%
Marc Rosenberg	80,000	$80	7.77%
Robert Stuckelman	80,000	$80	7.77%
Eggehard Holler	80,000	$80	7.77%
Synthetica Technologies, Inc.	120,000	$0	11.65%

TOTALS	1,030,000	$910	100.0%

[Schedule continues on next page; remainder of this page intentionally blank]

Common Stock – As of the Amendment Effective Date, the Common Stock is held by the following persons in the following amounts:

Shareholder Name	# of Shares @ price paid per share
Darren Kavinoky	25,000 @ $1.00
Tom Skerrin	75,000 @$1.00
John Floyd	25,000 @$1.00
Paul Menfi	25,000 @$1.00
Luke Durocher	25,000 @$1.00
Marc C. Rosenberg	12,000 @$1.00
Keith Elder	50,000 @$.00001
Julia Y. Ljubimova, M.D., Ph.D.	1,000 @$.00001
Cedars-Sinai Medical Center	31,900
Total Common Shares	269,900 $187,010

Additional stock commitments:

1.

WestPark Merger Co. is entitled to receive 1,471,830 shares of Licensee’s common stock.

2.

The holders of certain convertible notes are entitled to receive 2,421,833 shares of Licensee’s common stock upon conversion of the notes (at the price of $0.30/share).

3.

Licensee’s CEO and legal counsel are entitled to receive 200,000 shares of Licensee’s common stock pursuant to certain contracts.

4.

GVC Capital is entitled to receive 840,000 shares of Licensee’s common stock upon the exercise of its advisory warrant.

5.

GVC Capital is entitled to receive 242,183 shares of Licensee’s common stock upon the exercise of its placement agent warrants.

6.

Cedars-Sinai Medical Center is entitled to receive 1,468,100 shares of Licensee’s common stock upon the execution of this Amendment.

SCHEDULE 2.7

CSMC COSTS & FEES IN PROSECUTING PATENT RIGHTS

As of December 8, 2010, the date on which the Patent Rights were transferred to Lawson & Weitzen LLP pursuant to the First Amendment, CSMC’s total costs and fees in prosecuting the Patent Rights were $230,761.12, broken down as follows:

1.

$80,545.55, in connection with Antisense Inhibition Of Laminin-8 Expression To Inhibit Human Gliomas;

2.

$106,734.68, in connection with Polymalic Acid-Based Multifunctional Drug Delivery System;

3.

$36,684.97, in connection with Poly(Beta Malic Acid) With Pendant Leu-Leu-Leu Tripeptide  For Effective Cytoplasmic Drug Delivery; and

4.

$6,733.82, in connection with Drug Delivery of Temozolomide for Systemic Based Treatment of Cancer;

5.

$62.10, in connection with Polymalic Acid-Based Nanobiopolymer Compositions and Methods for Treating Cancer; and

6.

$0.00, in connection with Polymalic Acid-Based Nanoconjugates for Imaging.